SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

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(Amendment No.     )

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Telik, Inc.

(Name of Registrant as Specified In Its Charter)

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TELIK, INC.

700 Hansen Way

Palo Alto, CA 94304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 28, 2012

TO THE STOCKHOLDERS OF TELIK, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TELIK, INC., a Delaware corporation (the “Company”), will be held on WEDNESDAY, MARCH 28, 2012 at 11:00 a.m. local time at the Palo Alto offices of Cooley LLP at 5 Palo Alto Square, 3000 El Camino Real, Palo Alto, CA 94306 for the following purposes:

(1)	To elect the director named herein to hold office until the 2015 Annual Meeting of Stockholders;

(2)	To approve Telik’s Amendment to Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of the Company’s Common Stock;

(3)	To ratify the selection of Ernst & Young LLP as the Independent Registered Public Accounting Firm of the Company by the Audit Committee of the Board of Directors of the Company for its fiscal year ending December 31, 2012; and

(4)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on February 22, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on March 28, 2012 at 11:00 a.m. local time at 5 Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306.

The Proxy Statement and Annual Report to stockholders are available at www.telik.com

By Order of the Board of Directors

/s/ William P. Kaplan

WILLIAM P. KAPLAN

Secretary

Palo Alto, California

March 5, 2012

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy or vote by telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for you to vote by mail. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held on record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

ELECTRONIC DELIVERY OF STOCKHOLDER COMMUNICATIONS

Our annual meeting materials are available electronically. As an alternative to receiving printed copies of these materials in future years, you can elect to receive an e-mail which will provide an electronic link to these documents as well as allow you the opportunity to conduct your voting online. By registering for electronic delivery, you can conveniently receive stockholder communications as soon as they are available without waiting for them to arrive via postal mail. You can also reduce the number of documents in your personal files, eliminate duplicate mailings, help us reduce our printing and mailing expenses and conserve natural resources.

How to Register for Electronic Delivery

Stockholders of Record

You are a stockholder of record if you hold your shares in certificate form. If you vote on the Internet at www.investorvote.com/TELK, simply follow the directions for enrolling in the electronic delivery service. You also may enroll in the electronic delivery service at any time in the future by going directly to www.investorvote.com/TELK and following the instructions.

Beneficial Stockholders

You are a beneficial stockholder if your shares are held by a broker, bank or other nominee. Please check with your bank, broker or relevant nominee regarding the availability of this service.

If you have any questions about electronic delivery, please contact Telik’s Investor Relations Department by phone at (650) 845-7700 or by email at investors@telik.com.

TELIK, INC.

700 Hansen Way

Palo Alto, CA 94304

PROXY STATEMENT

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

March 28, 2012

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Telik, Inc., a Delaware corporation (“Telik” or the “Company”), for use at the Annual Meeting of Stockholders to be held on Wednesday, March 28, 2012, at 11:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Palo Alto offices of Cooley LLP at 5 Palo Alto Square, 3000 El Camino Real, Palo Alto, CA 94306. The Company intends to mail this proxy statement and accompanying proxy card on or about March 5, 2012 to all stockholders entitled to vote at the Annual Meeting. For directions to the annual meeting, please visit the offices page at www.cooley.com.

SOLICITATION

The Company will bear the entire cost of the solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s common stock (“Common Stock”) beneficially owned by others to forward to the beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for these services.

VOTING RIGHTS AND OUTSTANDING SHARES

Only holders of record of Common Stock at the close of business on February 22, 2012 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on February 22, 2012, the Company had outstanding and entitled to vote 54,456,289 shares of Common Stock. Each holder of record of Common Stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal deemed “non-routine” because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to the proposal from the beneficial owner (even if the nominee has voted on another proposal for which it does have discretionary authority or for which it has received instructions). Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted for purposes of establishing a quorum, but will not be counted in determining whether a proposal has been approved. Unless a contrary direction is indicated, the grant of a proxy will be counted as affirmative votes for all proposals. Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals and elections of directors, even if not contested.

For Proposal 1 to be approved, the nominee nominated by the Board of Directors to serve as a director whose terms will expire at our 2015 Annual Meeting of Stockholders, must receive the most FOR votes (among votes properly cast in person or by proxy) of nominees for the vacancy in such director class in order to be elected. Only votes FOR or WITHHELD will affect the outcome. The director nominee listed in Proposal 1 will be elected by a plurality of the votes of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

To be approved, Proposal 2, an amendment to the Company’s Amended and Restated Certificate of incorporation to effect a reverse stock split, must receive a FOR vote from a majority of the outstanding shares entitled to vote either in person or by proxy at the Annual Meeting. If you ABSTAIN from voting, it will be counted towards the tabulation of votes cast on the proposal and will have the same effect as an AGAINST vote.

To be ratified, Proposal 3, the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2012, must receive a FOR vote from the majority of the outstanding shares entitled to vote and present either in person or by proxy at the Annual Meeting. If you ABSTAIN from voting, it will be counted towards the tabulation of votes cast on the proposal and will have the same effect as an AGAINST vote.

VOTING BY TELEPHONE OR VIA THE INTERNET

Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The laws of Delaware, under which the Company is incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that the proxy was authorized by the stockholder.

The telephone and Internet voting procedures below are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

For Shares Registered in Your Name

To vote by telephone, stockholders of record may call toll free 1-800-652-VOTE (8683) in the United States, Canada and Puerto Rico on a touch tone telephone and follow the simple instructions provided by the recorded message. To vote on the Internet, stockholders of record may go to www.investorvote.com/TELK and follow the on-screen instructions. You will need the login validation details provided on your proxy card to vote by telephone or on the Internet.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in “street name” receive instructions for granting proxies from their banks, brokers or other agents, rather than using the Company’s proxy card.

A number of brokers and banks are participating in a program provided through Broadridge Investor Communication Solutions that offers the means to grant proxies to vote shares through the telephone and Internet. If your shares are held in an account with a broker or bank participating in the Broadridge Investor Communication Solutions program, you may grant a proxy to vote those shares by telephone or via the Internet by contacting the website shown on the instruction form received from your broker or bank.

General Information for All Shares Voted Via the Internet or By Telephone

Votes submitted by telephone or via the Internet must be received by 12:00 noon, Eastern Time on March 27, 2012. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

REVOCABILITY OF PROXIES

Any person granting a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive offices, 700 Hansen Way, Palo Alto, CA 94304, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

RESULTS OF THE ANNUAL MEETING

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

STOCKHOLDER PROPOSALS

The deadline for nominating a director and submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2013 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission, or SEC, is November 5, 2012. However, if the Company’s 2012 Annual Meeting of Stockholders is not held between April 16, 2012 and June 15, 2012, then the deadline will be a reasonable time prior to the time the Company begins to print and mail it proxy materials. Stockholders wishing to submit proposals or director nominations for potential consideration at the 2013 Annual Meeting of Stockholders, but not to be included in the related proxy statement and proxy, must do so no sooner than the close of business on November 28, 2012 and no later than the close of business on December 28, 2012; provided, however, that in the event the 2013 Annual Meeting of Stockholders is not held between February 26, 2013 and April 27, 2013, then stockholders must make their submissions not earlier than the close of business on the 120th day prior to the date of the 2013 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the date of the 2013 Annual Meeting of Stockholders or the tenth day following the day on which the Company first makes a public announcement of the date of the 2013 Annual Meeting of Stockholders. Stockholders are also advised to review the Company’s Amended and Restated Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. A copy of the Company’s Amended and Restated Bylaws is available without charge upon written request to: Corporate Secretary, Telik, Inc., 700 Hansen Way, Palo Alto, CA 94304.

PROPOSAL 1

ELECTION OF DIRECTOR

ELECTION OF DIRECTOR

The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Board of Directors of the Company (the “Board of Directors”) shall be divided into three classes, with each class having a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy

(including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until the director’s successor is elected and has duly qualified, or until such director’s earlier death, resignation or removal.

The Board of Directors is presently composed of five members. There is one nominee for director who, if elected, will serve until the 2015 Annual Meeting of Stockholders and until his successor is elected and duly qualified, or until his death, resignation or removal. The nominee is currently a director whose term of office expires in 2012 and is being nominated for re-election. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If a nominee should be unavailable for election as a result of an unexpected occurrence, shares voted for the unavailable nominee will be voted for the election of such substitute nominee as the directors or management may propose. The nominee has agreed to serve if elected, and management has no reason to believe that the nominee will be unable to serve.

Set forth below is biographical information for the person nominated for election to serve as a director until the 2015 Annual Meeting of Stockholders and until his successor is elected and duly qualified, or until such director’s death, resignation or removal.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF THE NAMED NOMINEE.

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2015 ANNUAL MEETING

Herwig von Morzé, Ph.D., 74, has served as a member of the Board of Directors since August 2004 and is being nominated for re-election. Dr. von Morzé is currently an International Patent Consultant specializing in pharmaceutical patent strategy, patent prosecution and pharmaceutical product life cycle management. Dr. von Morzé was Co-Chair of Heller Ehrman’s Patent and Trademark Practice Group from 1999 to 2003. He has directed patent prosecution and enforcement programs in the pharmaceutical industry for more than 38 years. Dr. von Morzé holds a Ph.D. degree in Organic Chemistry from the University of Vienna, Austria.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Set forth below is biographical information for each person whose term of office as a director will continue after the Annual Meeting.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2013 ANNUAL MEETING

Michael M. Wick, M.D., Ph.D., 66, has served as the Company’s Chairman of the Board of Directors since January 2000. Dr Wick has served as the Company’s Chief Executive Officer since July 1999 and as its President since June 1998. Dr. Wick served as the Company’s Chief Operating Officer from December 1997 until June 1998, and as Executive Vice President, Research and Development, from December 1997 until June 1998. He has been a member of the Board of Directors since December 1997. Prior to joining the Company in December 1997, Dr. Wick was Senior Vice President of Research for CV Therapeutics, Inc., a public biotechnology company, from May 1995 until December 1997. Dr. Wick served as Executive Director of oncology/immunology and clinical research at Lederle Laboratories from September 1990 until May 1995, and also directed the Cyanamid/Immunex joint oncology research program. Dr. Wick began his career at Harvard Medical School, where he served as an Associate Professor from July 1981 until June 1994 and Chief of the Melanoma Clinic and Laboratory of Molecular Dermatological Oncology at the Dana Farber Cancer Institute from September 1980 until September 1992. Dr. Wick holds a Ph.D. degree in Chemistry from Harvard University and an M.D. degree from Harvard Medical School.

Richard B. Newman, Esq., 73, has served as a member of the Board of Directors since April 2003. Mr. Newman is currently President and Treasurer of D&R Products Co., Inc., which designs, develops and manufactures orthopedic, vascular and other surgical medical devices and instruments for major medical device and instrument manufacturers in the United States and Europe. He has served in this role since 1983. Mr. Newman holds an A.B. degree from Harvard College and an LL.B. degree from the Harvard Law School.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2014 ANNUAL MEETING

Edward W. Cantrall, Ph.D., 80, has served as a member of the Board of Directors since May 2002. Dr. Cantrall has served as a consultant to biotechnology and genomics companies since May 1998. From November 1997 to May 1998, Dr. Cantrall served as Vice President and General Manager for Molecular Informatics, Inc., a subsidiary of the Perkin-Elmer Corporation, and prior to the acquisition of Molecular Informatics by Perkin-Elmer Corporation in November 1997, he served as President and Chief Executive Officer of Molecular Informatics. He was Chief Executive Officer and President of the National Center for Genome Resources from January 1995 to November 1996. From September 1986 to July 1994, Dr. Cantrall served as Vice President of Operations at Lederle Laboratories, a division of American Cyanamid Company, a pharmaceutical company which was subsequently acquired by Wyeth Laboratories, Inc. He has served as a member of the Board of Managers of The Health Enterprise Group since 2000. His fields of expertise include pharmaceutical development and manufacturing. Dr. Cantrall holds a Ph.D. degree in organic chemistry from the University of Illinois and an M.B.A. degree in industrial management from Fairleigh Dickinson University.

Steven R. Goldring, M.D., 68, has served as a member of the Board of Directors since May 2002. Dr. Goldring has served as Chief Scientific Officer of the Hospital for Special Surgery in New York since July 2006. From 1996 to July 2006, Dr. Goldring was a Professor of Medicine at Harvard Medical School and Chief of Rheumatology at Beth Israel Deaconess Medical Center. He has also served as the Director of the New England Baptist Bone and Joint Institute, in collaboration with the Beth Israel Deaconess Medical Center since its establishment in 1996. Dr. Goldring serves on the osteoporosis and rheumatology clinical advisory boards for Merck & Co., Inc. and Eli Lilly and Company, and serves as an advisor to numerous biotechnology companies. He has established a clinical research program at Beth Israel Deaconess Medical Center. Dr. Goldring has served as a consultant or Principal Investigator in the pharmaceutical industry and for National Institutes of Health sponsored research programs and as a consultant to numerous biotechnology and pharmaceutical companies. He received his medical training at Peter Bent Brigham Hospital and the Massachusetts General Hospital. He is the author of numerous scientific publications. Dr. Goldring holds an M.D. degree from Washington University School of Medicine.

For a discussion of the specific experience, qualifications and skills upon which the Board of Directors has determined that each of the directors should serve, see the information set forth under the caption “Nominating Committee” of this proxy statement. For biographical information concerning the executive officers of the Company, see the information set forth under the caption “Executive Officers” of this proxy statement. There are no family relationships among any of the Company’s directors or executive officers. Dr. Gail Brown, one of the Company’s key personnel, is the spouse of Dr. Wick, the Company’s President, Chief Executive Officer and Chairman. No director has a contractual right to serve as a member of the Board of Directors.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

BOARD LEADERSHIP STRUCTURE

The Board of Directors is currently chaired by the President and Chief Executive Officer of the Company, Dr. Wick. The Company believes that combining the positions of Chief Executive Officer and Chairman of the Board of Directors helps to ensure that the Board of Directors and management act with a common purpose. Integrating the positions of Chief Executive Officer and Chairman can provide a clear chain of command to execute the Company’s strategic initiatives. The Company also believes that it is advantageous to have a Chairman with an extensive history with and knowledge of the Company, and extensive technical and industry experience. Notwithstanding the combined role of Chief Executive Officer and Chairman, key strategic initiatives and decisions involving the Company are discussed and approved by the entire Board of Directors. In addition, meetings of the independent directors of the Company are regularly held, which Dr. Wick does not attend. The Company believes that the current leadership structure and processes maintains an effective oversight of management and independence of the Board of Directors as a whole without separate designation of a lead independent director. However, the Board of Directors will continue to monitor the functioning of the Board of Directors and will consider appropriate changes to ensure the effective independent function of the Board of Directors in its oversight responsibilities.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board of Director’s key functions is informed oversight of the Company’s risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various Board of Directors standing committees that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Audit Committee considers and discusses with management the Company’s major financial risk exposures and relating monitoring and control of such exposures as well as compliance with legal and regulatory requirements. The Nominating Committee monitors the effectiveness of our corporate governance guidelines. The Compensation Committee assesses and monitors whether our compensation policies and programs have the potential to encourage excessive risk-taking. Any findings regarding material risk exposure to the Company are reported to and discussed with the Board of Directors.

INDEPENDENCE OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

The NASDAQ Stock Market (“NASDAQ”) listing standards require that a majority of the members of a listed company’s board of directors qualify as “independent,” as determined by the board of directors.

After review of all relevant transactions or relationships between each director and nominee for director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board of Directors has determined that all of the Company’s directors and the Company’s nominee for director are independent within the meaning of the applicable NASDAQ listing standards, except Dr. Wick, the Chairman of the Board of Directors, Chief Executive Officer and President, of the Company.

As required under the NASDAQ listing standards, the Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present. The Company’s independent directors met twice during the fiscal year ended December 31, 2011.

The Board of Directors has three committees: an Audit Committee, a Compensation Committee and a Nominating Committee. Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.

AUDIT COMMITTEE

The Audit Committee of the Board of Directors oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee, among other things: evaluates the performance, and assesses the qualifications, of the independent registered public accounting firm; determines and pre-approves the engagement of the independent registered public accounting firm to perform all proposed audit, review and attest services; reviews and pre-approves the retention of the independent registered public accounting firm to perform any proposed, permissible non-audit services; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm for the ensuing year; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K and recommends whether or not such financial statements should be so included; and discusses with management and the independent registered public accounting firm the results of the annual audit and review of the Company’s quarterly financial statements.

The Audit Committee is currently composed of three outside directors: Drs. Cantrall and Goldring and Mr. Newman. The Audit Committee met five times and acted once by written consent during the fiscal year ended December 31, 2011.

The Board of Directors periodically reviews the NASDAQ listing standards’ definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A) of the NASDAQ listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended). The Board of Directors has determined that Dr. Cantrall qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission rules. The Board of Directors made a qualitative assessment of Dr. Cantrall’s level of knowledge and experience based on a number of factors, including his formal education and his service in executive capacities having financial oversight responsibilities. These positions include Chief Executive Officer, President and Vice President of Operations to, and member of the board of directors of, a number of biotechnology and genomics companies, pursuant to which Dr. Cantrall has experience supervising the preparation of financial reports. In addition, Dr. Cantrall holds an M.B.A from Fairleigh Dickinson University. For further information on Dr. Cantrall’s experience, please see his biography under “Nominees for Election for a Three-Year Term Expiring at the 2014 Annual Meeting” above. A copy of the Audit Committee Charter is attached as Appendix B to the proxy statement for the Company’s annual meeting of stockholders held on May 19, 2011, as filed with the Securities and Exchange Commission on April 11, 2011.

COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors reviews, modifies and approves the overall compensation strategy and policies for the Company. The Compensation Committee, among other things: reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s officers; determines and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; determines and approves the compensation and other terms of employment of the other officers of the Company; administers the Company’s stock option and purchase plans, pension and profit sharing plans and other similar programs; and reviews and recommends to the Board of Directors appropriate insurance coverage for the Company’s directors and officers.

The Compensation Committee is currently composed of three outside directors: Drs. Goldring and von Morzé and Mr. Newman. Each of the members of the Compensation Committee is independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Compensation Committee met four times during the fiscal year ended December 31, 2011. A copy of the Compensation Committee Charter is attached as Appendix C to the proxy statement for the Company’s annual meeting of stockholders held on May 19, 2011, as filed with the Securities and Exchange Commission on April 11, 2011.

NOMINATING COMMITTEE

The Nominating Committee of the Board of Directors is responsible for, among other things: identifying, reviewing and evaluating candidates to serve as directors of the Company; reviewing, evaluating and considering incumbent directors; recommending to the Board of Directors for selection candidates for election to the Board of Directors; making recommendations to the Board of Directors regarding the membership of the committees of the Board of Directors; and assessing the performance of the Board of Directors.

The Nominating Committee is currently composed of three outside directors: Drs. Goldring and von Morzé and Mr. Newman. All members of the Nominating Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating Committee met once during the fiscal year ended December 31, 2011.

The Nominating Committee has not established any specific minimum qualifications that must be met for recommendation for a position on the Board of Directors. Instead, in considering candidates for director the Nominating Committee will generally consider all relevant factors, including among others the candidate’s applicable education, expertise and demonstrated excellence in his or her field, the usefulness of the expertise to the Company, the availability of the candidate to devote sufficient time and attention to the affairs of the Company, the candidate’s reputation for personal integrity and ethics and the candidate’s ability to exercise sound business judgment. Other relevant factors, including diversity, experience and skills, will also be considered. Candidates for director are reviewed in the context of the existing membership of the Board of Directors (including the qualities and skills of the existing directors), the operating requirements of the Company and the long-term interests of its stockholders.

With respect to director nominations, the Nominating Committee has recommended that Dr. von Morzé be nominated for re-election to serve as a director. The Nominating Committee considered Dr. von Morzé’s patent expertise and in particular his knowledge of international patent matters, his knowledge of the Company’s patent estate and his experience advising a range of pharmaceutical and biotechnology clients on patent and related intellectual property matters. The Nominating Committee believes that Dr. von Morzé’s qualifications enable him to make effective contributions to the patent and intellectual property understanding of the Board of Directors.

The Nominating Committee also believes that each of the directors continuing in office is qualified to serve. The Nominating Committee considered Dr. Wick’s extensive professional experience, including the variety of roles and responsibilities he has undertaken and performed in the biotechnology and pharmaceutical industries, his familiarity with the cancer drug development process, his professional relationships with investigators and key opinion leaders and his experience in establishing partnering and collaborative business relationships. The Nominating Committee considered Mr. Newman’s professional training and experience in the biomedical industry, his legal training and experience, his relevant financial expertise and his executive experience establishing and leading a medical company. The Nominating Committee considered Dr. Cantrall’s executive experience leading a major pharmaceutical company, his familiarity with the manufacturing and commercialization of new pharmaceuticals and related regulatory matters, his leadership of a biotechnology company involved in building collaborative pharmaceutical development relationships and his experience in mergers and acquisitions. The Nominating Committee considered Dr. Goldring’s role as an internationally recognized academic leader in the development of new medical therapies, his familiarity with the drug regulatory process in the United States and his experience in basic clinical research administration.

With respect to diversity, the Nominating Committee seeks a diverse group of individuals who have a complementary mix of backgrounds and skills necessary to provide meaningful oversight of the Company’s activities. As a clinical stage drug development company focused on discovering and developing small molecule drugs, we seek directors who have experience in the medical, regulatory and pharmaceutical industries in general, and also look for individuals who have experience with the operational issues that we face in our dealings with clinical and pre-clinical drug development, collaborations with third parties and commercialization and manufacturing issues. Some of our directors have strong financial backgrounds and experience in dealing with public companies, to help us in our evaluation of our operations and our financial model. We also face unique challenges as we implement our strategy to develop, manufacture and commercialize our products by entering into relationships with pharmaceutical companies. The Nominating Committee annually reviews the Board’s composition in light of the Company’s changing requirements. The Nominating Committee uses the Board of Director’s network of contacts when compiling a list of potential director candidates and may also engage outside consultants. Pursuant to its charter, the Nominating Committee will consider, but not necessarily recommend to the Board of Directors, potential director candidates recommended by stockholders. All potential director candidates are evaluated based on the factors set forth above, and the Nominating Committee has established no special procedure for the consideration of director candidates recommended by stockholders.

Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating Committee at the following address: 700 Hansen Way, Palo Alto, CA 94304, at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last Annual Meeting of Stockholders. The deadline for nominating a director for the 2013 Annual Meeting of Stockholders is November 5, 2012. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of the Common Stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. A copy of the Nominating Committee Charter is attached as Appendix D to the proxy statement for the Company’s annual meeting of stockholders held on May 19, 2011, as filed with the Securities and Exchange Commission on April 11, 2011.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors met four times and acted three times by written consent during the last fiscal year. Each member of the Board of Directors attended 75% or more of the aggregate of the meetings of the Board of Directors held in the last fiscal year during the period for which he was a director and of the meetings of the committees on which he served, held in the last fiscal year during the period for which he was a committee member.

ATTENDANCE AT ANNUAL MEETING

It is the Company’s current policy to require directors to attend the Annual Meeting absent extraordinary circumstances. The 2011 Annual Meeting of Stockholders was attended by all but one of the members of the Board of Directors.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Nominating Committee of the Board of Directors has adopted a process by which stockholders may communicate with the Board of Directors or any of its individual directors. Stockholders who wish to communicate with the Board of Directors may do so by sending a written communication addressed as follows: Telik Board Communication, c/o Stockholder Communications Officer, 700 Hansen Way, Palo Alto, CA 94304. All communications must state the number of shares owned by the stockholder making the communication. Telik’s Stockholder Communications Officer, or SCO, will review each communication and forward the communication to the Board of Directors, to any individual director to whom the communication is addressed, and/or to any other officer of the Company considered by the SCO to be appropriate.

CODE OF CONDUCT

The Company has adopted the Telik, Inc. Code of Conduct, a code of ethics with which every person who works for us is expected to comply, including without limitation our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Telik, Inc. Code of Conduct is filed as an exhibit to our Annual Report on Form 10-K for the period ended December 31, 2003 as filed on March 4, 2004, with the SEC, and is incorporated herein by reference. If we make any substantive amendments to the Telik, Inc. Code of Conduct or grant to any of our directors or executive officers any waiver including any implicit waiver from a provision of the Telik, Inc. Code of Conduct, we will disclose the nature of the waiver or amendment in a Current Report on Form 8-K or as otherwise required by applicable laws.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management is responsible for the internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and the issuance of a report thereon.

In this context, the Audit Committee met and held discussions with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AV Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

In addition, the Audit Committee has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management, including the matters in the written disclosures and letter that were received from the independent accountants pursuant to the applicable requirements of the PCAOB, and considered the compatibility of non-audit services with the firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its annual audit and quarterly reviews, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.

The Audit Committee also has selected, subject to stockholder ratification, Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

The Audit Committee:

Edward W. Cantrall

Steven R. Goldring

Richard B. Newman

*	The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

PROPOSAL 2

AMENDMENT TO AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

The Board of Directors has unanimously approved a proposal to amend our Amended and Restated Certificate of Incorporation to effect a reverse stock split of all outstanding shares of our Common Stock at an exchange ratio of one-for-fifteen, one-for-twenty, one-for-twenty five or one-for-thirty. The Board of Directors has recommended that this proposal be presented to our stockholders for approval. You are now being asked to vote upon amendments to our Amended and Restated Certificate of Incorporation to effect a reverse stock split whereby fifteen, twenty, twenty five or thirty outstanding shares of our Common Stock will be combined into one share of our Common Stock. Pending stockholder approval, the Board of Directors will have the sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law to elect, as it determines to be in the best interests of the Company and our stockholders, whether or not to effect a reverse stock split, and if so, the number of shares of our Common Stock, pursuant to either a one-for-fifteen, one-for-twenty, one-for-twenty five or one-for-thirty exchange ratio, which will be combined into one share of our Common Stock, at any time before the first anniversary of this Annual Meeting. The Board of Directors believes that stockholder approval of amendments granting the Board of Directors this discretion, rather than approval of a specified exchange ratio, provides the Board of Directors with appropriate flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and our stockholders.

OVERVIEW

The text of the form of proposed amendments to our Amended and Restated Certificate of Incorporation is attached to this proxy statement as Appendix A. By approving these amendments, stockholders will approve a series of amendments to our Amended and Restated Certificate of Incorporation pursuant to which fifteen, twenty, twenty five or thirty outstanding shares of our Common Stock would be combined into one share of our Common Stock, and authorize the Board of Directors to file only one such amendment, as determined by the Board of Directors in the manner described herein, and to abandon each amendment not selected by the Board of Directors. The Board of Directors may also elect not to do any reverse stock split.

If approved by the stockholders, and following such approval, the Board of Directors determines that effecting a reverse stock split is in the best interests of the Company and our stockholders, the reverse stock split will become effective upon filing one such amendment with the Secretary of State of the State of Delaware. The amendment filed thereby will contain the number of shares selected by the board within the limits set forth in this proposal to be combined into one share of our Common Stock.

If the Board of Directors elects to effect a reverse stock split following stockholder approval, the number of issued and outstanding shares of Common Stock would be reduced in accordance with an exchange ratio determined by the Board of Directors within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding Common Stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. The par value of our Common Stock would remain unchanged at $0.01 per share. The amendment would not change the number of authorized shares of Common Stock. Currently, the board does not have any definite plans with regard to the authorized but unissued shares of our Common Stock following the reverse split. Certain of our officers and directors have an interest in this reverse split as a result of their ownership of shares of stock of the Company, as set forth in the section titled “Security Ownership of Certain Beneficial Owners and Management,” below.

REASONS FOR THE REVERSE STOCK SPLIT

The Board of Directors believes that a reverse stock split may be desirable for a number of reasons. First, the Board of Directors believes that a reverse stock split may allow us to avoid having our Common Stock delisted from the NASDAQ Capital Market. Second, the Board of Directors believes that a reverse stock split could improve the marketability and liquidity of our Common Stock.

On September 19, 2008, we received notification from the NASDAQ Stock Market (“NASDAQ”) informing us that the bid price for our Common Stock had closed below the minimum $1.00 per share requirement for continued inclusion on the NASDAQ Global Market under NASDAQ Marketplace Rule 5550(a)(2). Effective January 7, 2010, we transferred the listing of our Common Stock from the NASDAQ Global Market to the NASDAQ Capital Market, where we are currently quoted. On April 22, 2010, we received notification from NASDAQ that we had regained compliance with the minimum bid price requirement. Since May 20, 2010, the bid price for our Common Stock had again fluctuated below the levels required by NASDAQ rules for continued listing. On July 21, 2010, we received notice from NASDAQ that the bid price for our Common Stock had closed below the minimum $1.00 per share requirement for continued inclusion on the NASDAQ Capital Market. On February 10, 2011, we received a notification from NASDAQ that we regained compliance with the minimum bid price requirement. On April 21, 2011, we received notice from NASDAQ that the bid price of our Common Stock had closed below the minimum $1.00 per share requirement for continued inclusion on the NASDAQ Capital Market and that we had 180 calendar days, or until October 18, 2011 to regain compliance. On October 20, 2011, we received notice from NASDAQ that we had been provided with an additional 180-day period, or until April 16, 2012, to regain compliance with the minimum $1.00 per share requirement. In order to regain compliance, at any time before April 16, 2012, the bid price of our Common Stock must close at $1.00 per share or more for a minimum of ten consecutive business days. Nonetheless, NASDAQ may require us to maintain a closing bid price of at least $1.00 per share for a longer period before determining that we have achieved compliance. If NASDAQ determines that we will not be able to cure the deficiency, or if we are otherwise ineligible, then NASDAQ may provide written notification that our Common Stock will be delisted, after which we may appeal the delisting determination to a Hearings Panel. If our Common Stock became delisted from the NASDAQ Capital Market, it would likely be traded on the over-the-counter bulletin board, commonly referred to as the “pink sheets.” Such alternatives are generally considered as less efficient markets and would seriously impair the liquidity of our common stock and limit our potential to raise future capital through the sale of our common stock, which could materially harm our business.

The Board of Directors expects that a reverse stock split of our Common Stock will increase the market price of our Common Stock so that we are able to maintain compliance with the NASDAQ minimum bid price listing standard. However, the effect of a reverse stock split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of our Common Stock after the reverse stock split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the reverse stock split, and there can be no assurance that the market price per post-reverse split share will either exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time. The market price of our Common Stock may be based also on other factors which may be unrelated to the number of shares outstanding, including our future performance. In addition, there can be no assurance that we will not be delisted due to a failure to meet other continued listing requirements even if the market price per post-reverse split share of our Common Stock remains in excess of $1.00. Notwithstanding the foregoing, the Board of Directors would only implement the proposed reverse stock split within the proposed exchange ratio range only if it believes that, when implemented within the proposed exchange ratio range, it would result in the market price of our Common Stock rising to the level necessary to satisfy the $1.00 minimum bid price requirement for the foreseeable future.

The Board of Directors also believes that the increased market price of our Common Stock expected as a result of implementing a reverse stock split will improve the marketability and liquidity of our Common Stock and will encourage interest and trading in our Common Stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted that the liquidity of our common stock may be harmed by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split. The board is hopeful, however, that the anticipated higher market price will reduce, to some extent, the negative effects of the policies and practices of institutional investors and brokerage houses described above on the liquidity and marketability of the Common Stock.

BOARD DISCRETION TO IMPLEMENT THE REVERSE STOCK SPLIT

If the reverse stock split is approved by our stockholders, it will be effected, if at all, only upon a determination by the Board of Directors that a reverse stock split (with an exchange ratio determined by the board as described above) is in the best interests of the Company and our stockholders. Such determination shall be based upon certain factors, including meeting the listing requirements for the Nasdaq Capital Market, existing and expected marketability and liquidity of our Common Stock, prevailing market conditions and the likely effect of the reverse stock split on the market price of our Common Stock. Notwithstanding approval of the reverse stock split by the stockholders, the Board of Directors may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the reverse stock split prior to the one year anniversary of this Annual Meeting, as permitted under Section 242(c) of the Delaware General Corporation Law. If the Board of Directors fails to implement a reverse stock split prior to the one year anniversary of this Annual Meeting, stockholder approval again would be required prior to implementing any reverse stock split.

EFFECTS OF THE REVERSE STOCK SPLIT

After the effective date of the proposed reverse stock split, each stockholder will own a reduced number of shares of our Common Stock. However, the proposed reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the proposed reverse stock split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to reverse stock split would continue to hold 2% of the voting power of the outstanding shares of Common Stock immediately after the reverse stock split. The number of stockholders of record will not be affected by the proposed reverse stock split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the proposed reverse stock split).

Although the proposed reverse stock split will not affect the rights of stockholders or any stockholder’s proportionate equity interest in the Company, subject to the treatment of fractional shares, the number of authorized shares of Common Stock will not be reduced. This will increase significantly the ability of the Board of Directors to issue authorized and unissued shares without further stockholder action. The future issuance by the Board of Directors of such authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the proportional stock ownership and voting rights, of the currently outstanding shares of Common Stock. The relative increase in the number of authorized but unissued shares of Common Stock following the proposed reverse stock split may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws.

The proposed reverse stock split will reduce the number of shares of Common Stock available for issuance under our 2011 Equity Incentive Plan, 2000 Non-Employee Directors Stock Option Plan and 2000 Employee Stock Purchase Plan in proportion to the exchange ratio selected by the Board of Directors within the limits set forth in this proposal. We also have certain outstanding stock options to purchase shares of our Common Stock. Under the terms of the outstanding stock options, the proposed reverse stock split will effect a reduction in the number of shares of Common Stock issuable upon exercise of such stock options in proportion to the exchange ratio of the reverse stock split and will effect a proportionate increase in the exercise price of such outstanding stock options. In connection with the proposed reverse stock split, the number of shares of Common Stock issuable upon exercise or conversion of outstanding stock options will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

If a proposed reverse stock split is implemented, it will increase the number of stockholders of the Company who own “odd lots” of less than 100 shares of our Common Stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock. Accordingly, a reverse stock split may not achieve the desired results of increasing marketability and liquidity of our Common Stock that have been outlined above.

Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, and we are subject to the periodic reporting and other requirements of the Securities Exchange Act. The proposed reverse stock split will not affect the registration of the Common Stock under the Securities Exchange Act. If the proposed reverse stock split is implemented, our Common Stock will continue to be reported on the Nasdaq CapitalMarket under the symbol “TELK” (although Nasdaq would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred).

The proposed reverse stock split will not affect the par value of our Common Stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the Common Stock will be reduced in proportion to the exchange ratio selected by the Board of Directors in the manner described above, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

EFFECTIVE DATE

The proposed reverse stock split would become effective on the date of filing of a certificate of amendment to our Amended and Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the effective date, shares of Common Stock issued and outstanding immediately prior to the effective date will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of Common Stock in accordance with the reverse stock split ratio determined by the Board of Directors within the limits set forth in this proposal.

PAYMENT FOR FRACTIONAL SHARES

No fractional shares of Common Stock will be issued as a result of the proposed reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent (as defined below) of such certificates representing such fractional shares, will be entitled to receive cash in an amount equal to the product obtained by multiplying (a) the closing sales price of our Common Stock on the effective date of the reverse stock split as reported on the Nasdaq Capital Market by (b) the number of shares of our Common Stock held by such stockholder that would otherwise have been exchanged for such fractional share interest.

EXCHANGE OF STOCK CERTIFICATES

As soon as practicable after the effective date of the reverse stock split, stockholders will be notified that the reverse stock split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the “exchange agent.” Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

ACCOUNTING CONSEQUENCES

The par value per share of our Common Stock would remain unchanged at $0.01 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of our Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

NO APPRAISAL RIGHTS

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s appraisal rights with respect to the proposed amendments to the Amended and Restated Certificate of Incorporation to effect the reverse stock split and we will not independently provide our stockholders with any such right.

MATERIAL FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following is a summary of the material U.S. federal income tax considerations to Company stockholders of the reverse stock split. This summary addresses only stockholders who hold the pre-reverse stock split shares and post-reverse stock split shares as capital assets. This summary does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-reverse stock split shares as part of a straddle, hedge, or conversion transaction, stockholders who hold the pre-reverse stock split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended, or the Code, stockholders who are subject to the alternative minimum tax provisions of the Code, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current U.S. federal income tax law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other tax laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. Each Company stockholder is advised to consult his, her or its tax advisor as to such stockholder’s situation.

In general, the U.S. federal income tax consequences of the reverse stock split will vary depending upon whether Company stockholders receive solely a reduced number of shares of Common Stock in exchange for their pre-reverse stock split shares, or also receive cash for fractional shares of Common Stock. A Company stockholder who receives solely a reduced number of shares of Common Stock will not recognize gain or loss as a result of the reverse stock split. In the aggregate, such a Company stockholder’s basis in the reduced number of shares of Common Stock will equal the Company stockholder’s basis in the pre-reverse stock split shares and such Company stockholder’s holding period in the reduced number of shares will include the holding period in the pre-reverse stock split shares exchanged.

A Company stockholder who receives cash in lieu of a fractional share as a result of the reverse stock split should generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code, provided that the receipt of cash for fractional shares represents a mere mechanical rounding off of the fractional share and not separately bargained for consideration. Generally, a stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share. In the aggregate, such a stockholder’s basis in the reduced number of shares of Common Stock will equal the stockholder’s basis in its pre-reverse stock split shares decreased by the basis allocated to the fractional share for which such stockholder receives cash, and the holding period of the reduced number of shares received will include the holding period of the pre-reverse stock split shares. Depending on a stockholder’s individual facts and circumstances, in an unusual case it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code, so Company stockholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.

No gain or loss will be recognized by the Company as a result of the reverse stock split.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE OF PROPOSAL 2

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, and has further directed management to submit to the stockholders for ratification the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 1989. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s Amended and Restated Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for the purpose of determining whether this matter has been approved. Shares represented by executed proxies will be voted, if no abstention or vote against is marked, for the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEE INFORMATION

The following summarizes the fees billed by Ernst & Young LLP for audit, tax and other professional services for the years ended December 31, 2011 and 2010:

	December 31,
	2011	2010
Audit Fees (1)	$417,000	$456,000
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—

Total Fees	$417,000	$456,000

(1)	Audit Fees were for services associated with the annual audit and the reviews of the Company’s Annual Report on Form 10-K and the Company’s quarterly reports on Form 10-Q.

(2)	There were no audit-related fees billed for the fiscal years ended December 31, 2011 and 2010.

(3)	Tax Fees would be for services in connection with tax compliance, tax planning and tax advice. The Company incurred no such fees in the fiscal years ended December 31, 2011 and 2010.

(4)	There were no other fees for services by Ernst & Young LLP for the fiscal years ended December 31, 2011 and 2010.

The charter of the Audit Committee requires that the Audit Committee pre-approve the engagement of the Company’s independent registered public accounting firm, Ernst & Young LLP, to perform all proposed audit, review and attest services, as well as engagements to perform any proposed permissible non-audit services. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. It is the Company’s practice to present any such proposed engagement to the Audit Committee for approval, either at a regularly scheduled or special meeting. In 2011, all of the services and related fees described above were approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2011.

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Equity compensation plans approved by security holders	10,891,949	$5.68	1,651,379	(1)
Equity compensation plans not approved by security holders	—	N/A	—
Total	10,891,949	$5.68	1,651,379	(1)

(1)	Includes 1,066,500 shares issuable under the 2011 Equity Incentive Plan and 584,879 shares issuable under the 2000 Employee Stock Purchase Plan.

EXECUTIVE OFFICERS

The following table sets forth information regarding the Company’s executive officers and key personnel. Please see “Proposal 1—Election of Directors” for comparable information for the Board of Directors.

Executive Officers:

Name	Age	Position
Michael M. Wick, M.D., Ph.D.	66	President, Chief Executive Officer and Chairman
Marc L. Steuer	65	Senior Vice President, Business Development
William P. Kaplan, Esq.	58	Vice President, General Counsel, Vice President, Legal Affairs and Corporate Secretary
Steven R. Schow, Ph.D.	62	Vice President, Research
Wendy K. Wee	59	Vice President Finance and Controller (Principal Financial and Accounting Officer)

Key Personnel:

Name	Age	Position
Gail L. Brown, M.D.	61	Senior Vice President and Chief Medical Officer

Set forth below is biographical information for each of the executive officers and key personnel.

Biographical information about Dr. Wick is included under the caption “Directors Continuing in Office Until the 2013 Annual Meeting”

Marc L. Steuer has served as the Company’s Senior Vice President, Business Development since October 2002. Prior to joining the Company, from 1994 to 2002, Mr. Steuer was associated with Pharmacyclics, Inc., a biotechnology company, most recently as Senior Vice President, Business Development. From 1992 to 1994, Mr. Steuer was with SciClone Pharmaceuticals, Inc., serving as Vice President, Finance and Chief Financial Officer and later as Executive Vice President, Business Development and Commercial Affairs. He also has held senior management positions at Pilkington Visioncare Group, a major division of Pilkington, plc, Syntex Corporation and international management consulting firms. Mr. Steuer holds B.S. and M.S. degrees in electrical engineering from Columbia University and an M.B.A. degree from New York University.

William P. Kaplan, Esq. has served as the Company’s Vice President and General Counsel since February 2006 and Vice President, Legal Affairs since April 2003. Mr. Kaplan has also served as the Company’s Corporate Secretary since May 2003. From 2000 to 2003, Mr. Kaplan was Vice President, General Counsel and Corporate Secretary of iPrint Technologies, a developer of Internet print technology. Prior to iPrint, Mr. Kaplan served as Vice President and General Counsel of Resumix, a publisher of enterprise human resources software subsequently acquired by Yahoo!. He also served as General Counsel of Netcom On-Line Communication Services, an Internet service provider, and Ungermann-Bass, a global manufacturer of network and telecommunications equipment. Mr. Kaplan has practiced law since 1982. He holds a B.A. degree in mathematics from the University of California, Santa Barbara, and a Juris Doctor degree from the School of Law at the University of California, Davis.

Steven R. Schow, Ph.D. has served as the Company’s Vice President, Research since March 2000. He served as the Company’s Senior Director of Medicinal Chemistry from March 1998 until March 2000. Prior to joining the Company, Dr. Schow served as a Director of Medicinal Chemistry at CV Therapeutics, Inc., a biotechnology company, from May 1995 to March 1998. He served as a Senior Group Leader at Lederle Laboratories, a division of American Cyanamid from November 1991 until May 1995. Dr. Schow was a post doctoral fellow in organic chemistry at the University of California at Los Angeles and the University of Pennsylvania. Dr. Schow holds a Ph.D. degree in organic chemistry from the University of California at San Diego and a B.S. degree in chemistry from California State University, Los Angeles.

Wendy K. Wee joined the Company in October 2002 and has served as the Company’s Vice President, Controller since August 2005, Principal Financial and Accounting Officer since December 2010, and Vice President, Finance since February 2011. Prior to joining the Company, Ms. Wee was the Senior Director of Finance and Controller at Connetics, a biotechnology company, from July 1996 to January 2000. She served as a corporate controller at SlamDunk Networks, Inc., a transaction delivery service provider, from September 2000 to September 2002, and as a corporate controller at iPrint Technologies, a developer of Internet printing technology, from February 2000 to August 2000. Prior to this, she held various management positions at Silicon Graphics, Inc., MIPS Computer Systems and Unisys Corporation. Ms. Wee holds a B.S. degree in business administration from San Jose State University and an M.B.A. degree from the University of Phoenix.

Gail L. Brown, M.D. has served as the Company’s Senior Vice President and Chief Medical Officer since November 2001. Dr. Brown has served as a consultant to the Company on matters related to clinical development of the Company’s product candidates since October 1998. Prior to joining the Company, Dr. Brown was a Managing Director at The Palladin Group, LP and Tanager Capital Group, LLC, entities specializing in investment advisory services, from January 2001 to October 2001. She was a co-founder and partner of Altair Capital Associates LLC, specializing in biotechnology investment advisory services, from November 1998 to January 2001. Dr. Brown has served as a consultant and a member of clinical and scientific advisory boards at numerous public and private biotechnology companies from 1995 to 2001. She began her career at the Harvard Medical School, where she served on the faculty in the Department of Medicine, Division of Hematology and Oncology from 1980 to 1995. Dr. Brown received her M.D. degree from The University of Rochester School of Medicine and an M.B.A. degree in finance from St. Mary’s College of California School of Economics and Business Administration.

The Company’s executive officers are appointed by the Board of Directors and serve until their successors are elected or appointed.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Common Stock by: (a) each director; (b) each nominee for director; (c) each of the executive officers named in the Summary of Compensation Table; (d) all executive officers and directors of the Company as a group; and (e) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. All of the information in this table is as of February 1, 2012, unless otherwise noted in the appropriate footnote to the table.

Pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, shares are deemed to be beneficially owned by a person if that person has the right to acquire shares (for example, upon exercise of an option) within sixty days of the date that information is provided. In determining the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by the person (and only that person) by reason of such acquisition rights. As a result, the percentage of outstanding shares held by any person in the table below does not necessarily reflect the person’s actual voting power. As of February 1, 2012, there were 54,456,289 shares of Common Stock outstanding.

Beneficial Owner (1)	Number of Shares Owned (2)		Right to Acquire Within 60 Days (3)		Beneficial Ownership Total	Percent of Total
Richard J. Barry	11,847,125		—		11,847,125	21.76%
285 Margarita Drive, San Rafael, CA 94901
Entities affiliated with OppenheimerFunds, Inc. (4)	2,902,025		—		2,902,025	5.33%
Two World Financial Center, 225 Liberty Street, New York, NY 10281-1008
Michael M. Wick, M.D., Ph.D.	209,207	(5)	3,169,166	(6)	3,378,373	5.86%
Marc L. Steuer	22,647		533,333		555,980	1.01%
William P. Kaplan, Esq.	2,685		548,333		551,018	1.00%
Steven R. Schow, Ph.D.	46,381	(7)	623,750		670,131	1.22%
Wendy K. Wee	27,273		640,833		668,106	1.21%
Edward W. Cantrall, Ph.D.	70,000	(8)	61,666		131,666	*
Steven R. Goldring, M.D.	—		61,666		61,666	*
Richard B. Newman, Esq.	23,472	(9)	56,666		80,138	*
Herwig von Morzé, Ph.D.	22,000		51,666		73,666	*
All executive officers and directors as a group (9 persons) (10)	423,665		5,747,079		6,170,744	10.25%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors, principal stockholders and Schedules 13G/A or 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 54,456,289 shares outstanding on February 1, 2012. Unless otherwise indicated, the address of each of the individuals in this column is: c/o Telik, Inc. 700 Hansen Way, Palo Alto, CA 94304.

(2)	Excludes shares issuable pursuant to stock options exercisable within 60 days of February 1, 2012.

(3)	Shares issuable pursuant to stock options exercisable within 60 days of February 1, 2012.

(4)	The amount shown and the following information were provided by entities affiliated with OppenheimerFunds, Inc. pursuant to a Schedule 13G/A filed on February 9, 2012 with the SEC, indicating beneficial ownership as of January 31, 2012. The Schedule 13G/A indicates that OppenheimerFunds, Inc. has shared voting and dispositive power with respect to 2,902,025 shares. According to the Schedule 13G/A, Oppenheimer Global Opportunities Fund has shared voting and dispositive power with respect to 2,902,025 shares.

(5)	Includes 46,816 shares held by Dr. Wick’s spouse.

(6)	Includes 1,270,833 shares issuable to Dr. Wick’s spouse pursuant to stock options exercisable within 60 days of February 1, 2012.

(7)	Shares are held under the Schow-Hamlin Living Trust, of which Dr. Schow and his wife are Trustees.

(8)	Shares are held in a joint account with Dr. Cantrall’s wife.

(9)	Includes 15,000 shares held by the D&R Products Co., Inc. 401(k) and Profit Sharing Plan, of which Mr. Newman and his spouse are trustees.

(10)	See footnotes 5-9 above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations, the Company believes that all Forms 3, 4 and 5 required to be filed were filed on time during the fiscal year ended December 31, 2011.

COMPENSATION OF DIRECTORS

Employee directors do not receive any separate compensation for their Board of Directors activities. During the year ended December 31, 2011, non-employee directors were entitled to receive the compensation described below.

2011 Director Compensation Table

Name of Director	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Edward W. Cantrall, Ph.D.	32,000	5,326	37,326
Steven R. Goldring, M.D.	32,000	5,326	37,326
Richard B. Newman, Esq.	32,000	5,326	37,326
Herwig von Morzé, Ph.D.	32,000	5,326	37,326

(1)	The amounts in this column represent the aggregate full grant date fair values of granted to each of the non-employee directors computed in accordance with Accounting Standards Codification 718, or ASC 718, “Compensation- Stock Compensation”, excluding the effect of estimated forfeitures. For additional information on the valuation assumptions, refer to the “Stock-based Compensation” and “Valuation Assumptions” under the “Notes to the Financial Statements” in the Company’s Form 10-K for the year ended December 31, 2011, as filed with the SEC. The amounts reported for these options may not represent the actual economic values that our non-employee directors will realize from these options as the actual value realized will depend on the Company’s performance, stock price and their continued services.

The following table shows for each named non-employee director (a) the grant date of each option granted to the named non-employee directors in the 2011 fiscal year, (b) the exercise price, (c) the grant-date fair value of that option as calculated in accordance with ASC 718 and (d) the aggregate number of shares subject to all outstanding options held by that individual as of December 31, 2011:

Name of Director	Option Grant Date	Exercise Price Per Share ($)	Full Grant Date Fair Value ($)	Total Shares Subject to Outstanding Options at 12/31/11
Edward W. Cantrall, Ph.D.	May 20, 2011	0.67	5,326	75,000
Steven R. Goldring, M.D.	May 20, 2011	0.67	5,326	75,000
Richard B. Newman, Esq.	May 20, 2011	0.67	5,326	70,000
Herwig von Morzé, Ph.D.	May 20, 2011	0.67	5,326	65,000

Director Compensation Policy

Pursuant to our Director Compensation Policy, each non-employee director of the Company is entitled to receive quarterly cash compensation of $8,000 from the Company for serving on the Board of Directors. The members of the Board of Directors are also eligible for reimbursement of their expenses incurred in connection with attendance at Board of Directors and committee meetings in accordance with Company policy.

Each non-employee director of the Company is also entitled to receive stock option grants under the Company’s 2011 Equity Incentive Plan (the “2011 Plan”). Each person who is elected or appointed to serve as a non-employee director for the first time shall be granted an option to purchase 20,000 shares of Common Stock upon such election or appointment. On the day following each Annual Meeting (or the next business day should such date be a legal holiday), each member of the Board of Directors who was not an employee of the Company or an affiliate of the Company, shall automatically be granted under the 2011 Plan, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 10,000 shares of Common Stock or, if such director has not been serving as a non-employee director for the entire period since the preceding Annual Meeting, an option to purchase an amount of shares prorated for the part of the year served as a non-employee director.

The exercise price of options granted pursuant to the Director Compensation Policy under the 2011 Plan shall be 100% of the fair market value of the Common Stock subject to the option on the date of the option grant (as determined in accordance with the terms of the 2011 Plan based on the closing sales price reported on the NASDAQ Capital Market). The options shall have a term of 10 years. Options granted to non-employee directors under the 2011 Plan shall vest as follows: 25% of the shares subject to each option will vest on the first anniversary of the grant date and the remainder will vest in equal monthly installments over the next three years. The vesting of each option will cease on the date the non-employee director holding the option ceases to provide services (whether as a director or consultant) to the Company or one of the Company’s affiliates. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change of control transaction involving the Company, the options outstanding issued to non-employee directors pursuant to the Director Compensation Policy under the 2011 Plan may be assumed or substituted by the surviving entity. Otherwise, the vesting of the options held by those directors whose continuous service has not terminated accelerate in full and the options terminate if not exercised at or prior to the change of control transaction.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the fiscal years 2011 and 2010, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its four other most highly compensated executive officers at December 31, 2011 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards $ (1)(2)	Total ($)
Michael M. Wick	2011	514,000	(3)			274,300	788,300
President, Chief Executive Officer and Chairman	2010	514,000	(3)			-0-	514,000

Marc L. Steuer	2011	300,000				109,720	409,720
Senior Vice President, Business Development	2010	300,000				-0-	300,000

William P. Kaplan	2011	264,000				109,720	373,720
Vice President, General Counsel and Corporate Secretary	2010	264,000				-0-	264,000

Steven R. Schow	2011	262,000				123,435	385,435
Vice President, Research	2010	262,000				-0-	262,000

Wendy K. Wee	2011	236,000		3,739	(4)	159,094	398,833
Vice President, Finance and Controller	2010	236,000				-0-	236,000

(1)	The amounts in this column represent the aggregate full grant date fair values of granted to each of the Named Executive Officers computed in accordance with ASC 718, excluding the effect of estimated forfeitures. For additional information on the valuation assumptions, refer to the “Stock-based Compensation” and “Valuation Assumptions” under the “Notes to the Financial Statements” in the Company’s Form 10-K for the year ended December 31, 2011, as filed with the SEC, and the following footnote 2 to this Summary Compensation Table. The amounts reported for these options may not represent the actual economic values that the Named Executive Officers will realize from these options as the actual value realized will depend on the Company’s performance, stock price and their continued employment. There were no stock options granted to the Named Executive Officers in 2010.

(2)	For options granted to the Named Executive Officers in the fiscal year 2011, valuation assumptions used are set forth in the tables below:

Valuation Assumptions	2011
Weighted average risk-free interest rate	2.14%
Weighted average expected volatility	105.01%
Weighted average expected life (in years)	5.52
Weighted average dividend yield	—

(3)	Dr. Wick is not compensated for his role as a director. The amount shown reflects salary earned as an employee only.

(4)	Represents a $3,739 recognition award paid on a discretionary basis.

Grants of Plan-Based Awards in 2011

The following table provides information about plan-based awards granted to the Named Executive Officers in 2011 including, without limitation: (a) the grant date, (b) all option awards, which consist of the number of shares underlying stock options awarded to the Named Executive Officers, (c) the exercise price of the stock option awards, which reflect the closing fair market value of Common Stock on the date of grant and (d) the grant date fair value of each option award valued in accordance with ASC 718.

Name and Principal Position	Grant Date	Compensation Committee Approval Date (1)	All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards ($)(1)	Full Grant Date Fair Value ($)(2)
Michael M. Wick	5/25/2011	5/19/2011	500,000	(3)	0.69	274,300
President, Chief Executive Officer and Chairman

Marc L. Steuer	5/25/2011	5/19/2011	200,000	(3)	0.69	109,720
Senior Vice President, Business Development

William P. Kaplan	5/25/2011	5/19/2011	200,000	(3)	0.69	109,720
Vice President, General Counsel and Corporate Secretary

Steven R. Schow	5/25/2011	5/19/2011	225,000	(3)	0.69	123,435
Vice President, Research

Wendy K. Wee	5/25/2011	5/19/2011	290,000	(3)	0.69	159,094
Vice President, Finance and Controller

(1)	The exercise price for the stock options granted was the closing fair market value of the Company’s stock on the date of grant.

(2)	The amounts in this column represent the full grant date fair values of the options granted to each of the Named Executive Officers computed in accordance with ASC 718, excluding the effect of estimated forfeitures. For additional information on the valuation assumptions with respect to these grants, refer to the “Stock-based Compensation” and “Valuation Assumptions” under the “Notes to the Financial Statements” in the Company’s Form 10-K for the year ended December, 31, 2011, as filed with the SEC and the above footnote 2 to the Summary Compensation Table.

(3)	Shares subject to the option vest in equal monthly installments over two years after the grant date.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table summarizes the number of outstanding equity awards held by each of our Named Executive Officers at December 31, 2011. Each option grant is shown separately for each Named Executive Officer. The vesting schedule for each option grant is shown following this table.

Name and Principal Position	Option Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Michael M. Wick President, Chief Executive Officer and Chairman	02/13/2002 02/21/2003 01/22/2004 12/10/2004 01/06/2005 03/10/2006 03/03/2008 03/03/2008 11/18/2009 11/18/2009 05/25/2011	(A) (B) (A) (B)	150,000 75,000 150,000 150,000 125,000 140,000 328,125 -0- 550,000 -0- 145,833	-0- -0- -0- -0- -0- -0- 21,875 -0- 354,167	100,000 300,000	10.27 11.16 24.13 18.86 18.93 20.30 2.19 2.19 0.79 0.79 0.69	02/13/2012 02/21/2013 01/22/2014 12/10/2014 01/06/2015 03/10/2016 03/03/2018 03/03/2018 11/18/2019 11/18/2019 05/25/2021

Marc L. Steuer Senior Vice President, Business Development	10/07/2002 01/06/2005 02/27/2007 02/27/2007 03/03/2008 11/18/2009 11/18/2009 05/25/2011	(A) (B) (B) (A) (B)	200,000 50,000 75,000 -0- -0- 125,000 -0- 58,333	-0- -0- -0- -0- 141,667	75,000 30,000 125,000	12.20 18.93 5.80 5.80 2.19 0.79 0.79 0.69	10/07/2012 01/06/2015 02/27/2017 02/27/2017 03/03/2018 11/18/2019 11/18/2019 05/25/2021

William P. Kaplan Vice President, General Counsel and Corporate Secretary	04/21/2003 01/22/2004 12/10/2004 03/10/2006 02/27/2007 03/03/2008 11/18/2009 11/18/2009 05/25/2011	(A) (A) (A) (B)	100,000 10,000 50,000 20,000 100,000 56,250 125,000 -0- 58,333	-0- -0- -0- -0- -0- 3,750 -0- 141,667	125,000	12.62 24.13 18.86 20.30 5.80 2.19 0.79 0.79 0.69	04/21/2013 01/22/2014 12/10/2014 03/10/2016 02/27/2017 03/03/2018 11/18/2019 11/18/2019 05/25/2021

Steven R. Schow Vice President, Research	02/13/2002 01/22/2004 02/25/2004 12/10/2004 02/27/2007 03/03/2008 11/18/2009 11/18/2009 05/25/2011	(A) (A) (A) (B)	75,000 50,000 25,000 50,000 60,000 65,625 200,000 -0- 65,625	-0- -0- -0- -0- -0- 4,375 -0- 159,375	50,000	10.27 24.13 23.72 18.86 5.80 2.19 0.79 0.79 0.69	02/13/2012 01/22/2014 02/25/2014 12/10/2014 02/27/2017 03/03/2018 11/18/2019 11/18/2019 05/25/2021

Name and Principal Position	Option Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Wendy K. Wee Vice President, Finance and Controller (Principal Financial and Accounting Officer)	10/01/2002 01/22/2004 12/10/2004 08/24/2005 03/10/2006 02/27/2007 03/03/2008 11/18/2009 11/18/2009 05/25/2011	(A) (A) (A) (B)	50,000 30,000 40,000 25,000 15,000 100,000 56,250 200,000 84,583	-0- -0- -0- -0- -0- -0- 3,750 -0- 205,417	50,000	12.84 24.13 18.86 14.73 20.30 5.80 2.19 0.79 0.79 0.69	10/01/2012 01/22/2014 12/10/2014 08/24/2015 03/10/2016 02/27/2017 03/03/2018 11/18/2019 11/18/2019 05/25/2021

Option Awards Vesting Schedule

Grant Dates	Vesting Schedule
2/13/2002; 10/1/2002; 3/3/2008(A)	Options vest over four years: 25% of the shares vest one year after the date of grant and 1/48th of the shares vest monthly thereafter.

10/7/2002; 2/21/2003; 4/21/2003; 1/22/2004; 2/25/2004; 12/10/2004; 1/6/2005; 8/25/2005; 3/10/2006	Options vest over four years: 50% of the shares vest two years after the date of grant and 1/48th of the shares vest monthly thereafter.

2/27/2007 (A); 5/25/2011	Options vest monthly over a period of two years after the date of grant.

2/27/2007 (B); 3/3/2008 (B)	Vesting will be 100% upon the achievement of specified performance goals for a significant license agreement relating to a Company product candidate.

11/18/2009 (A)	Options vest over two years: 50% of the shares vest upon the first anniversary of the date of grant and 1/24th of shares vest monthly thereafter over the following 12 months.

11/18/2009 (B)	Vesting will be 100% upon the earlier of (a) the consummation of a change of control of the Company as defined in the 2000 Incentive Plan, or (b) a determination by the Company’s Board of Directors that the Company has consummated a significant transaction involving one or more of its then clinical stage products.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

The Company entered into an employment agreement with Michael M. Wick, M.D., Ph.D. in August 1999 upon his promotion to the position of Chief Executive Officer. In December 1999, Dr. Wick was elected Chairman of the Board of Directors effective January 2000. On December 17, 2008, the Company entered into an amended and restated employment agreement (the “Employment Agreement”) with Dr. Wick to clarify the manner in which such employment agreement complies with the final regulations under Section 409A. The

Employment Agreement superseded and replaced the employment agreement entered into in August 1999. According to the Employment Agreement, either the Company or Dr. Wick may terminate his employment at any time for any reason. If Dr. Wick is terminated without cause, he is entitled to receive as severance continued payment of his base salary and health care benefits for twelve months. The Company will also accelerate the vesting of his then unvested stock options as to the number of shares that would have vested in the ordinary course in the first twelve months following his termination date, with such vesting effective as of his termination date. Dr. Wick’s benefits pursuant to the Employment Agreement are subject to Dr. Wick signing a general waiver or release of the Company.

In February 2003, the Company adopted the Telik, Inc. Change of Control Severance Benefit Plan (the “Severance Plan”). On December 17, 2008, the Compensation Committee of the Board of Directors adopted an amendment to the Severance Plan to clarify the manner in which such plan complies with the final regulations under Section 409A. The Severance Plan provides eligible participants with severance benefits in the event that a participant’s employment with the Company is terminated, voluntarily or involuntarily, without cause within one year after a change of control of the Company, provided that the eligible participant signs a general waiver or release of the Company prior to receipt of the benefits. Such benefits include cash severance, payment of premiums under employee benefits plans, COBRA continuation coverage, accelerated vesting of unvested stock options and additional payments if the amounts which a participant would receive in connection with a change in control of the Company would constitute a “parachute payment” or be subject to excise tax.

The Severance Plan provides that, to the extent designated by the Compensation Committee or the Chief Executive Officer, the Chief Operating Officer, Chief Financial Officer, Senior Vice Presidents, Vice Presidents and others would be eligible to participate in the Severance Plan. Currently, only Dr. Wick is eligible to participate in the Severance Plan. Under the Severance Plan, Dr. Wick, as the Chief Executive Officer, is eligible to receive (1) full accelerated vesting of then unvested stock options; (2) a lump sum cash payment equal to two times the greater of: (i) the sum of his base salary and the greater of: (a) the annual cash bonus paid to him in the prior year; or (b) his Annual Target Bonus as in effect on the date of termination; or (ii) the sum of his base salary and the greater of: (a) the annual cash bonus paid to him in the prior year; or (b) his Annual Target Bonus as in effect immediately prior to the Change of Control; and (3) continuation of health benefits for up to 24 months and COBRA continuation coverage. Dr. Wick would also be entitled to additional payments if the amounts he would receive in connection with a change in control of the Company would constitute a “parachute payment” or be subject to excise tax. Dr. Wick’s benefits under the Severance Plan, when applicable, will supersede the severance benefits under his employment contract.

TRANSACTIONS WITH RELATED PERSONS

Gail L. Brown, M.D., the spouse of Dr. Wick, the Company’s President, Chief Executive Officer and Chairman, joined the Company as a Senior Vice President and Chief Medical Officer on November 26, 2001. Dr. Brown’s annual salary was $406,000 in 2011 and remains the same in 2012. There were no stock options granted to Dr. Brown in 2010. On May 25, 2011, Dr. Brown was granted stock options to purchase 350,000 shares of our Common Stock at an exercise price of $0.69 per share, subject to a two-year vesting schedule with shares vesting in equal monthly installments over two years after the date of grant.

The Company has entered into indemnification agreements with its directors and certain officers for the indemnification and advancement of expenses to these persons to the fullest extent permitted by law. The Company also intends to enter into these agreements with future directors and officers.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Telik stockholders will be “householding” the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in “householding,” please notify your broker. If you prefer to receive a separate proxy statement and annual report, direct your written request to: Controller, Telik, Inc., 700 Hansen Way, Palo Alto, CA 94304 or contact the Controller at (650) 845-7700. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ William P. Kaplan

WILLIAM P. KAPLAN

Secretary

March 5, 2012

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission, is available without charge upon written request to: Corporate Secretary, Telik, Inc., 700 Hansen Way, Palo Alto, CA 94304.

APPENDIX A

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TELIK, INC.

TELIK, INC., a corporation organized and existing under the General Corporation law of the State of Delaware (the “Corporation”) does hereby certify:

ONE: The original name of this Company is Terrapin Diagnostics, Inc. and the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was on October 20, 1988.

TWO: The Board of Directors of the Corporation, acting in accordance with the provision of Sections 141 and 242 of the General Corporation Law of the State of Delaware adopted resolutions to amend Paragraph A of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

“This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is one hundred five million (105,000,000) shares. One hundred million (100,000,000) shares shall be Common Stock, each having a par value of one cent ($0.01). Five million (5,000,000) shares shall be Preferred Stock, each having a par value of one cent ($0.01). Effective as of 11:00 a.m., Eastern time, on the date this Certificate of Amendment to the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each [*] shares of the Corporation’s Common Stock, par value $0.01 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.01 per share, of the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock will be entitled to receive cash for such holder’s fractional share based upon the closing sales price of the Corporation’s Common Stock as reported on the NASDAQ Capital Market as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware.”

THREE: Thereafter, pursuant to a resolution by the Board of Directors of the Corporation, this Certificate of Amendment was submitted to the stockholders of the corporation for their consideration and was duly adopted and approved in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware at a annual meeting of the stockholders.

IN WITNESS WHEREOF, Telik, Inc. has caused this CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION to be signed by its Chief Executive Officer this              day of                     ,         .

TELIK, INC.

By:
Michael M. Wick
Chief Executive Officer

*	By approving these amendments, stockholders will approve the combination of either fifteen, twenty, twenty five or thirty shares of Common Stock into one (1) share of Common Stock. The Certificate of Amendment, if filed with the Secretary of State of the State of Delaware, will include only that number determined by the Board of Directors to be in the best interests of the Corporation and its stockholders. In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different split ratio.

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TELIK, INC.

IMPORTANT ANNUAL MEETING INFORMATION 000004

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Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 noon., Eastern Time, on March 27, 2012.

Vote by Internet

• Log on to the Internet and go to www.investorvote.com/TELK

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card 1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR the nominee listed and FOR Proposals 2 and 3.

1. Election of Director: For Withhold

01 - Herwig von Morzé, Ph.D.*

*to hold office until the 2015 Annual Meeting of Stockholders

2. To approve the Amendment to Amended and Restated Certificate of Incorporation to effect a reserve stock split.

For Against Abstain

3. To ratify the selection of Ernst & Young LLP as Independent Registered Public Accounting Firm of the Company by the Audit Committee of the Board of Directors of the Company for its fiscal year ending December 31, 2012.

For Against Abstain

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — TELIK, INC.

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders to Be Held on March 28, 2012

The undersigned hereby appoints Michael M. Wick and Wendy K. Wee and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Telik, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Telik, Inc. to be held at the Palo Alto offices of Cooley LLP at 5 Palo Alto Square, 3000 El Camino Real, Palo Alto, CA 94306, on Wednesday, March 28, 2012 at 11:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted FOR Proposal 1, Proposal 2 and Proposal 3, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

(Continued and to be signed on other side)

Please Vote, Date and Promptly Return this Proxy in the Enclosed Return Envelope Which Is Postage Prepaid If Mailed in the United States.